UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2008

ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On February 7, 2008, Organic To Go Food Corporation, a Delaware corporation (the “Company”), entered into a new employment agreement with Jason Brown, its Chairman, President and Chief Executive Officer.

Unless the employment agreement is terminated earlier in accordance with its terms, the Company will employ Mr. Brown until February 7, 2011. After February 7, 2011, the employment agreement will automatically renew for successive 1 year terms unless either party gives the other written notice of its election not to renew the agreement.

Pursuant to the employment agreement, the Company is obligated to pay Mr. Brown a base salary of $250,000 per year (“Base Compensation”), subject to annual increases at the discretion of the Company’s Board of Directors. In addition, Mr. Brown is eligible to receive a cash incentive bonus of 35% of Base Compensation as determined in accordance with the following formula:

•	25% is based on Mr. Brown achieving certain performance goals mutually agreed upon by him and the Board of Directors each year;
•	25% is determined at the discretion of the Board of Directors; and
•	50% is based on achievement of performance goals by the Company, which will be mutually agreed upon by Mr. Brown and the Board of Directors each year.

The Company will also provide Mr. Brown and his family with certain health, dental and vision benefits (“Health Benefits”) and Mr. Brown is entitled to receive reimbursements for all necessary and reasonable travel, entertainment and other business expenses in connection with his duties.

In the event that Mr. Brown’s employment with the Company is terminated due to “Permanent Disability” (as defined in the agreement), or for any other reason other than for “Cause,” (as defined in the agreement) the Company will (i) continue to provide and pay for Health Benefits to Mr. Brown and his family for a 12 month period following the date of termination, (ii) pay to Mr. Brown a lump sum equal to Mr. Brown’s annual Base Compensation and (iii) except in the case of Mr. Brown’s Permanent Disability, provide Mr. Brown with certain outplacement services and assistance for a 12 month period following the date of termination.

Mr. Brown’s employment agreement contains restrictive covenants preventing him from:

•	competing with the Company during his employment and for a period of 3 years after termination of his employment;
•
soliciting any person employed by the Company, any sales representative or consultant of the Company, or any customer or supplier of the Company during his employment and for a period of 3 years after termination of his employment; and

•	using the Company’s confidential business information at any time, except in connection with the performance of his duties for the Company.

The foregoing description is qualified in its entirety by reference to the provisions of Mr. Brown’s employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement by and between Jason Brown and Organic To Go Food Corporation, dated February 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: February 13, 2008	By:	/s/ Jason Brown
Jason Brown
Chief Executive Officer

Exhibit Index

10.1	Employment Agreement by and between Jason Brown and Organic To Go Food Corporation, dated February 7, 2008.